UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________
SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
__________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
__________________________

Filed by the Registrant ☒
Filed by the Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NEWTEK BUSINESS SERVICES CORP.
4800 T-Rex Avenue,
Suite 120
Boca Raton, FL 33431
(212) 356-9500

August 26, 2022

Dear Fellow Stockholder:

Please be advised that the 2022 Special Meeting of Shareholders (the “Special Meeting”) of Newtek Business Services Corp. (the “Company”) held on Friday, August 26, 2022, at 9:00 a.m. Eastern Daylight Time (“EDT”), was adjourned to permit the further solicitation of proxies and will reconvene on September 30, 2022 at 2711 South Ocean Drive, Hollywood, Florida, 33019, at 9:00 a.m., Eastern Daylight Time.

Our records indicate that as of July 20, 2022, the “Record Date” for the Special Meeting, you held shares of the common stock of the Company and, therefore, you are entitled to vote on the matter described in the Company’s Proxy Statement for the Special Meeting (the “Proxy Statement”), and set forth on the voting instruction form attached thereto, which were mailed to you on or about July 28, 2022. Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

In particular, the Company’s Board of Directors, including the Independent Directors, recommends that you vote your shares in favor of the Proposals described in the Proxy Statement and set forth on the voting instruction form. Voting promptly may help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings.

If we have not received your proxy you may receive a phone call from a representative of Georgeson LLC, the Company’s proxy solicitor, reminding you to exercise your right to vote.

Thank you in advance for your participation and your consideration in this extremely important matter.

Sincerely,

/s/ Barry Sloane

Barry Sloane
Chairman, President and
Chief Executive Officer